Exhibit 99.1

Planet Green Enters Into Share Exchange Agreement and Closes Acquisition Transaction

GAITHERSBURG, Md., June 5, 2020 /PRNewswire/-- Planet Green Holdings Corp. (the “Company”) (NYSE American: PLAG) announced today that on June 5, 2020, the Company has entered into a Share Exchange Agreement with Fast Approach Inc (“Target”)  and each shareholder of the Target (collectively “Sellers”). Pursuant to the Share Exchange Agreement, the Company will acquire all outstanding equity interests of Target. The Company closed the acquisition transaction on the same day. Fast Approach Inc. is a Canadian company that runs Demand Side Platform (“DSP”) targeting Chinese market.

At the closing, the Company issued an aggregate of 1,800,000 shares of common stock of the Company to the original shareholders of Target in exchange for the transfer of all of the equity interests of the Target to the Company.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information please contact:

Mr. Daqi Cui

Chief Operating Officer

Phone: 202 891 8907

Email: daqicui@planetgreenholdings.com